UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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IZEA, Inc.
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IZEA, Inc.

480 N. Orlando Avenue, Suite 200
Winter Park, Florida 32789

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2017

Dear Stockholder:

We cordially invite you to the IZEA, Inc. 2017 annual meeting of stockholders (the “Annual Meeting”), which will be held on June 21, 2017 at 4:30 p.m., local time, at our offices located at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789. We have scheduled the Annual Meeting to:

•	elect seven directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualify;

•	approve an amendment and restatement of IZEA's 2011 Equity Incentive Plan;

•	approve an advisory proposal on the compensation of IZEA’s named executive officers as described in the executive compensation tables (commonly known as “say on pay”);

•	approve an advisory proposal on the frequency of the vote on our executive compensation program (once every year, every two years or three years (commonly known as “say on frequency”));

•	ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying proxy statement sets forth additional information regarding the Annual Meeting, and provides you with detailed information regarding the business to be considered at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

Only persons or entities holding shares of our common stock, at the close of business on April 26, 2017, the record date for the Annual Meeting, will receive notice of the Annual Meeting and be entitled to vote during the Annual Meeting or any adjournments or postponements thereof.

YOUR VOTE IS VERY IMPORTANT.  Regardless of whether you plan to attend the Annual Meeting, we ask that you promptly cast your vote via telephone or the internet following the instructions provided in the Notice of Internet Availability of Proxy Materials. We encourage you to vote via the internet, because we believe doing so provides the most convenient option for our stockholders, lowers the cost of our annual meeting and conserves natural resources.

By order of the Board of Directors:

Edward H. (Ted) Murphy
May 10, 2017	Chairman, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Our proxy statement follows, and our Annual Report on Form 10-K contains financial and other information regarding IZEA. You may find the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016 at https://izea.com.

IZEA, Inc.

PROXY STATEMENT
FOR
2017 ANNUAL MEETING OF STOCKHOLDERS

IZEA, Inc. (“we,” “us,” “our,” or “IZEA”), having its principal executive offices at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789, is providing these proxy materials in connection with the 2017 Annual Meeting of Stockholders of IZEA, Inc. (the “Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Q:	Why did I receive a notice as to the Internet availability of proxy materials instead of a full set of materials?

A:
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. We have sent a Notice of Internet Availability of Proxy Materials, together with a proxy card, to our stockholders of record as of April 26, 2017. Instructions on how to access proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you terminate such election.

Q:	How can I access the proxy materials over the Internet?
A:   You may view and also download our proxy materials for the annual meeting, including the Notice of Internet Availability, the Proxy Statement, the form of proxy card and our 2016 Annual Report to Stockholders, on our website at www.izea.com as well as at www.proxyvote.com.

Q:	How do I attend the annual meeting?

A:
The meeting will be held on Wednesday, June 21, 2017 at 4:30 p.m., local time, at our offices located at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789. Directions to the meeting location may be obtained by contacting our Corporate Secretary at 407-985-2935.

Q:	Who can vote at the annual meeting?

A:
Only stockholders of record at the close of business on April 26, 2017 (the “Record Date”), will be entitled to vote at the annual meeting. On the Record Date, there were 5,670,904 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Island Stock Transfer, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted. Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	What am I voting on?

A:	There are five matters scheduled for a vote:

•	Proposal 1. Election of Directors. To elect seven directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualify.

•	Proposal 2: Approval of the Amendment and Restatement of IZEA's 2011 Equity Incentive Plan. To approve an amendment and restatement of IZEA's 2011 Equity Incentive Plan.

•
Proposal 3: Approval of an Advisory Proposal on Executive Compensation: To approve an advisory resolution regarding the compensation of IZEA’s named executive officers as described in the executive compensation tables.

•
Proposal 4: Approval of an Advisory Proposal on Frequency of “Say on Pay” Vote: To approve an advisory resolution on the frequency with which stockholders will make an advisory vote regarding the compensation of IZEA's named executive officers (once every year, every two years or three years).

•
Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of BDO USA, LLP as IZEA's independent registered public accounting firm for the fiscal year ending December 31, 2017.

Q:	What if another matter is properly brought before the meeting?

A:
The Board of Directors (the “Board”) does not anticipate that any other matters will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q:	How do I vote?

A:
With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. With respect to the approval of the amendment and restatement of IZEA's 2011 Equity Incentive Plan, you may vote “For” or “Against” or abstain from voting. With respect to the approval, on an advisory basis, of the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting. With respect to the determination of the frequency with which stockholders will vote on an advisory basis on IZEA’s executive compensation program, you may vote “1 Year,” “2 Years,” “3 Years,” or abstain from voting. With respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.

•	In Person. To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
By Mail. To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•
By Telephone. To vote over the telephone from a location in the United States, Canada or Puerto Rico, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on June 20, 2017 to be counted.

•
Via the Internet. To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m. Eastern time on June 20, 2017 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Q:	How many votes do I have?

A:	On each matter, you have one vote for each share of common stock you own as of the Record Date.

Q:	Who is soliciting proxies and who is paying for this proxy solicitation?

A:
We are making, and will bear all expenses incurred in connection with, the solicitation of proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and to request authority for the execution of the proxy.  We will reimburse such persons for their reasonable expenses.

Q:	What does it mean if I receive more than one Notice of Internet Availability?

A:
If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Q:	Can I change my vote after submitting my proxy?

A:	Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•
You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at IZEA, Inc. at our principal executive offices at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

•
Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

•
Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:
The election of directors (Proposal 1), the approval of the amendment and restatement of IZEA's 2011 Equity Incentive Plan (Proposal 2), the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 3) and the determination of the frequency with which stockholders will vote on an advisory basis on IZEA’s executive compensation program, whether once a year, once every two years or once every three years (Proposal 4), are matters considered non-routine under applicable rules. The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 5) is considered routine under applicable rules.

A broker or other nominee cannot vote without instructions on non-routine matters, so unless the beneficial owner gives the broker or nominee specific instructions regarding the owner's vote on each proposal, there may be broker non-votes on Proposals 1, 2, 3 and 4.

Q:	How many votes are needed to approve the proposals?

A:	The following votes are needed to approve the proposals:

•
For Proposal 1, which relates to the election of directors, the seven nominees receiving a plurality of the affirmative (“FOR”) votes cast will be elected (meaning that the seven director nominees who receive the highest number of shares voted “for” their election are elected).

•
Proposal 2, which relates to the approval of the amendment and restatement of IZEA's 2011 Equity Incentive Plan, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).

•
Proposal 3, which relates to the approval, on an advisory basis, of the compensation of our named executive officers, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).

•
Proposal 4, which relates to the determination of the frequency with which stockholders will vote on an advisory basis on IZEA’s executive compensation program, whether once a year, once every two years or once every three years, requires the affirmative vote of a plurality of the votes cast on the matter (meaning the vote frequency that receives the highest number of shares voted for it will be selected).

•
Proposal 5, which relates to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 5), requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).

Abstentions and broker non-votes, if any, will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting and will have no impact on any proposal.

Q:	What is the quorum requirement?

A:
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock as of the Record Date are present at the annual meeting in person or represented by proxy. On the Record Date, there were 5,670,904 shares outstanding and entitled to vote. Thus, the holders of 2,835,453 shares must be present in person or represented by proxy at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the annual meeting. Broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the annual meeting to another date.

Q:	How can I find out the results of the voting at the annual meeting?

A:
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Form 8-K on or before June 27, 2017. If final voting results are not available to us in time to file a Form 8-K by that date, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, amend the Form 8-K to publish the final results.

PROPOSALS TO BE SUBMITTED FOR VOTING

Proposal 1: Election of Directors

There are seven nominees for election to the Board at the Annual Meeting: Edward H. (Ted) Murphy, Ryan S. Schram, Brian W. Brady, John H. Caron, Lindsay A. Gardner, Jill M. Golder and Daniel R. Rua.  Each of the nominees currently serves as a director.

Each director is elected annually to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.  Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below.  If for any reason any nominee does not stand for election, such proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand.  Management has no reason to expect that any of the nominees will not stand for election.  The election of directors will be determined by a plurality of the affirmative (“FOR”) votes cast.

The following table and paragraphs set forth information, as of May 5, 2017 regarding our nominees for election to the Board, including the business experience for the past five years (and, in some instances, for prior years) and the additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board.

Name	Age	Position
Edward H. (Ted) Murphy	40	Founder, Chairman of the Board, President and Chief Executive Officer
Ryan S. Schram	36	Chief Operating Officer and Director
Brian W. Brady	58	Director
John H. Caron	59	Director
Lindsay A. Gardner	56	Director, Compensation Committee Chairman
Jill M. Golder	55	Director, Audit Committee Chairman
Daniel R. Rua	48	Director

Director Nominees

Edward H. (Ted) Murphy, Founder, Chairman of the Board, President and Chief Executive Officer, founded IZEA in February 2006 as part of MindComet Corp., an interactive advertising agency that he started in 1999 and served as Chief Executive Officer. IZEA was later spun out of MindComet in September 2006. Mr. Murphy is a serial entrepreneur who is recognized as a pioneer in paid blogging and a catalyst behind the social sponsorship industry. As the Founder, President and Chief Executive Officer, Mr. Murphy leads IZEA, both with his day-to-day operational leadership and with his strategic vision for IZEA and its products. His efforts have received recognition from media outlets including The Wall Street Journal, Wired, USA Today, Forbes, The New York Times, Business Week, PC World, CNN Money and Fortune. In addition to media coverage, Mr. Murphy has keynoted and spoken on panels at over 100 social media and financial events including SXSW, WOMMA, BlogWorld, Pubcon, and Dow Jones Venture One Summit. Mr. Murphy is a regular guest on FOX Business, CNBC and Bloomberg television. Mr. Murphy attended Florida State University before starting MindComet and several other earlier Internet-related businesses. Mr. Murphy was elected as a director based on his extensive social sponsorship industry knowledge and a deep background in social media, mobile technology and e-commerce, as well as significant experience in financing technology growth companies.

Ryan S. Schram, Chief Operating Officer and Director, joined us in September 2011 as a senior executive leading our client development, account management, brand marketing, public relations and creator alliance organizations. Prior to joining us, from 2005 to 2011, Mr. Schram served in various leadership roles, most recently as Group Vice President, at ePrize, the industry leader in integrated engagement marketing. Prior to that, Mr. Schram held roles of increasing responsibility at CBS/Westwood One and Clear Channel Interactive. Mr. Schram holds a B.A. degree in management from the Eli Broad College of Business at Michigan State University. Mr. Schram was elected as a director of IZEA due to his substantial knowledge and working experience in marketing and client development in quickly evolving industries.

Brian W. Brady, Director, joined our Board in August 2012. Since 1995, Mr. Brady has been the President and Chief Executive Officer of Northwest Broadcasting, Inc., and Chairman of Bryson Holdings LLC. Collectively, these companies own and operate 15 television stations in nine markets. Mr. Brady has also been the President of Eagle Creek Broadcasting, which owns and operates a CBS affiliate in Laredo, Texas, since 2002. Mr. Brady currently serves on the board of Syncbak, a privately held technology company, SumTV, iPowow International, Layer3TV and TV4 Entertainment. Mr. Brady is also one of three senior advisors for Manhatten West Asset Management, an independent wealth management and high net worth financial advisory firm. Mr. Brady previously served on the FOX Affiliate Board for nine years, serving as Chairman for four of those years. He also previously served on the Board of Directors of the National Association of Broadcasting (8 years), Saga Communication (9 years) and the Ferris State College Foundation Board (7 years). Mr. Brady holds a B.S. degree in advertising from Ferris State University. Mr. Brady was elected to serve as a member of our Board due to his more than 25 years of experience in the multi-media industry making his input invaluable to us as we expand our portfolio of customers and platform offerings.

John H. Caron, Director, joined our Board in April 2015. Mr. Caron has 27 years of marketing experience in the consumer packaged goods and restaurant industries. Mr. Caron has served as an independent director on the board of Actionable Quality Assurance since April 2017, on the board of Tijuana Flats since November 2015, on the board of Thrive Frozen Nutrition, Inc. since April 2014, and on the board of venVelo, a Central Florida early-stage venture fund, since May 2013. Prior to joining our Board, Mr. Caron was a member of our Strategic Advisory Board since June 2013. Mr. Caron served as the President of Olive Garden at Darden Restaurants Inc. from May 2011 to January 2013, Darden's Chief Marketing Officer from March 2010 to May 2011 and Darden's Executive Vice President of Marketing for Olive Garden from 2003 to 2010. As a member of Darden's Executive Operating Team, Mr. Caron led brand growth strategy across the enterprise to help ensure each Darden brand was appropriately positioned and had clearly identified plans in place to drive sustainable growth. Before joining Darden Restaurants, Mr. Caron served as Vice President and General Manager of Lipton Beverages for Unilever Bestfoods North America from 2000 to 2002. Mr. Caron received a Bachelor's degree in Political Science from The Colorado College and a Master's degree in American Politics from New York University Department of Politics. Mr. Caron also earned an MBA in Marketing from New York University Stern School of Business. Mr. Caron was elected to serve as a member of the Board due to his decades of experience in leading and managing marketing and branding operations in highly competitive industries.

Lindsay A. Gardner, Director, joined our Board in December 2013. Mr. Gardner has 25 years of executive management and leadership experience at companies ranging from technology startups to the world’s largest media and entertainment companies. Currently, Mr. Gardner serves as the Chief Content Officer of Layer3TV and is also a Senior Advisor to Oaktree Capital Management, a Los Angeles-based private equity firm with $100 billion under management. Since May 2010, he has focused on global buyout opportunities in the media sector. From 2007 to 2010, Mr. Gardner was a partner of New York-based, MediaTech Capital Partners. From 1999 until mid-2007, Mr. Gardner led distribution, sales and marketing for Fox Networks, today the most diverse, powerful and profitable US cable channel operator. During his tenure, he built Fox’s cable network portfolio from a handful of small networks into one of the industry’s largest and most diverse. Mr. Gardner currently serves on the board of directors for the Courage Campaign Institute. Mr. Gardner received an M.B.A. from The Wharton School of the University of Pennsylvania and a B.A. degree in Economics from Brandeis University. Mr. Gardner was elected to serve as a member of the Board due to his significant experience in the media, technology and entertainment industries, as both an executive and a private equity investor.

Jill M. Golder, Director, joined our Board in May 2015. Ms. Golder has almost 30 years of finance, accounting and corporate governance experience and has served in numerous leadership roles at Fortune 500 companies. Ms. Golder is currently the Senior Vice President and Chief Financial Officer of Cracker Barrel Old Country Store, Inc., which she joined in April 2016. She was previously employed at Ruby Tuesday, Inc. from April 2013 to April 2016 where she served as Executive Vice President and Chief Financial Officer for two years and as Senior Vice President for one year. Prior to joining Ruby Tuesday, Ms. Golder served as Chief Financial Officer for Cooper's Hawk Winery & Restaurants from 2012 to 2013. Prior to her tenure at Cooper’s Hawk Winery & Restaurants, Ms. Golder spent 23 years at Darden Restaurants, holding progressively more responsible positions in finance including Senior Vice President of Finance for Olive Garden, Smokey Bones, Specialty Restaurant Group and Red Lobster. Ms. Golder also served as Director of Strategic Planning and Corporate Analysis for Domino's Pizza International from 1994 to 1995 and she earlier served as a Manager of Finance at Walt Disney World. Ms. Golder serves on the University of Tennessee Economics Advisory Council. She also serves on the Advisory Board for BarFly Ventures. She earned a Bachelor of Arts degree with a major in Economics at Kalamazoo College and a Masters in Business Administration from the University of Chicago Booth School of Business. Ms. Golder was elected to serve as a member of the Board due to her extensive knowledge of complex financial, accounting and operational issues highly relevant to our business.

Daniel R. Rua, Director, rejoined our Board in July 2012. Since November 2015, Mr. Rua has served as the Chief Executive Officer of Admiral, a private company that provides advanced adblock analytics and advertising revenue recovery for online publishers. From September 2006 to May 2011, Mr. Rua served as the Executive Chairman and an early investor in our predecessor entity IZEA Innovations, Inc. Mr. Rua has been a Managing Partner of Inflexion Partners, an early-stage venture capital fund, since January 2002. Prior to Inflexion, Mr. Rua was a Partner with Draper Atlantic, the east coast fund of Silicon Valley’s early-stage venture firm Draper Fisher Jurvetson, from 1999 to 2002. Prior to Draper Atlantic, Mr. Rua led internet protocol development at IBM’s Networking Labs in Research Triangle, from 1991 to 1999. Mr. Rua is a former director of InphoMatch (acquired by Sybase) and AuctionRover (acquired by Overture/Yahoo), and serves other board and operating roles as part of his technology investing. Mr. Rua holds a B.S. degree in computer engineering from the University of Florida. He also earned a J.D. from the University of North Carolina School of Law and an M.B.A. from the Kenan-Flagler Business School of the University of North Carolina. Mr. Rua was elected to serve as a member of our Board due to his extensive knowledge of our products and services as a director and early investor in our predecessor, as well as his many years of experience in venture capital investing and operational leadership of other technology growth companies.

Director Qualifications

The Board comprises a diverse group of leaders in their respective fields.  The Nominating and Governance Committee believes that the leadership skills and other experiences of the director nominees listed in each nominee’s biographical information, provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Family Relationships

There are no family relationships among our executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Under §16(a) of the Exchange Act, our directors, executive officers and holders of more than 10% of our common stock must file initial reports of ownership and reports of changes in ownership with the SEC, and under SEC regulations, they must furnish us with copies of all §16(a) forms filed. To our knowledge, based solely upon our review of the copies of the forms furnished to us, we believe that our directors, executive officers and holders of more than 10% of our common stock complied with all §16(a) filing requirements during 2016 other than Ms. Golder, who failed to timely file one Form 4 (filed with the SEC on May 19, 2016) due to technical difficulties.

Certain Relationships and Related Transactions

Except as described below, since the beginning of our last fiscal year, there have been no transactions, whether directly or indirectly, between us and any of our respective officers, directors, beneficial owners of more than 5% of our outstanding common stock or their family members, that exceeded the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years.

In our warrant exchange transaction completed on August 14, 2015, Special Situations Technology Fund II, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P., our largest institutional stockholders, (collectively “The Special Situation Funds”), and Brian W. Brady, a director of IZEA, participated in the transaction by exercising warrants that they received in our previous private placements. The Special Situations Funds made a payment to us in the amount of $3,414,572 in consideration for 542,858 shares of our common stock, and Mr. Brady made a payment to us in the amount of $2,460,208 in consideration for 502,940 shares of our common stock. The Special Situations Funds and Mr. Brady exercised their warrants at the same price and on the same terms and conditions as all other warrant holders in the transaction, the negotiation of which terms was led by the Special Situations Funds and other institutional stockholders.

On August 15, 2015, we issued 84,375 shares of common stock to Brian W. Brady for shares that were granted to him in 2013 as consideration for loans made to us.

Vote Required

Each nominee receiving a plurality of the affirmative (“FOR”) votes cast will be elected to the Board (meaning that the seven director nominees who receive the highest number of shares voted “for” their election are elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD TO SERVE UNTIL THE 2018 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY.

Other Executive Officers

LeAnn C. Hitchcock, Chief Financial Officer, age 47, joined us in September 2011 as a financial consultant and was appointed as our Chief Financial Officer in August 2014. During her time as a consultant, she assisted us with financial reporting, internal accounting controls and assistance during our quarterly reviews and annual audits. Prior to working with IZEA, Ms. Hitchcock worked as the Chief Financial Officer of NBI Juiceworks in 2010 and as the SEC Compliance Officer of Workstream Inc. in 2009. From 2002 to 2009, Ms. Hitchcock worked at Galaxy Nutritional Foods as its Chief Financial Officer and later its SEC Compliance Officer until the company was sold and privatized through a tender offer in 2009. Ms. Hitchcock started her career as an auditor with Arthur Andersen and PriceWaterhouse Coopers with a strong emphasis on public companies. Ms. Hitchcock holds a double major in Accounting and Business Administration from Palm Beach Atlantic University, where she received her B.S. degree, and a Masters in Accounting from Florida State University.

Proposal 2: Approval of the Amendment and Restatement of IZEA’s 2011 Equity Incentive Plan.
The Board has adopted and is seeking stockholder approval of an amendment and restatement of IZEA’s 2011 Equity Incentive Plan (the "May 2011 Plan") to:

•
increase the number of shares of common stock that are authorized and reserved for issuance under the May 2011 Plan by 500,000 shares, from 1,000,000 to 1,500,000 shares (subject to adjustment for stock splits, stock dividends and similar events);

•	add an individual award limit with respect to awards of options; and

•	extend the term of the plan to ten years after the date of stockholder approval (i.e., to June 21, 2027, if the amendment and restatement of the plan is approved.

We refer to the amended and restated May 2011 Plan in this proposal as the “Amended Plan.”
 As of May 5, 2017, we had only 4,904 shares of common stock available for future grants under the May 2011 Plan. The Board believes that an adequate reserve of shares available for issuance under the May 2011 Plan is necessary to enable IZEA to attract, motivate, and retain key employees and consultants through the use of competitive incentives that are tied to stockholder value. The Board believes the additional shares requested as part of the Amended Plan, based on historic and expected future grant practices, can be expected to last approximately three to five years.
As discussed below, the Amended Plan also adds an individual annual award limit on option grants included for compliance with Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Under Section 162(m), we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1 million per person in any year. Compensation that qualifies as “performance-based” is not subject to the $1 million limit. In general, awards of options may qualify as “performance-based” compensation if the material terms of the plan are disclosed to and approved by the company’s stockholders, including (a) the individuals eligible to receive options, and (b) the maximum amount that can be paid to an individual under options. By approving the Amended Plan, stockholders also will be approving the material terms of the plan for purposes of Section 162(m).
Summary of the Amended Plan
The principal features of the Amended Plan are summarized below. The following summary of the Amended Plan does not purport to be a complete description of all of the provisions of the Amended Plan. It is qualified in its entirety by reference to the complete text of the Amended Plan, which is attached to this proxy statement as Annex A. Except as noted below, the terms of the Amended Plan are substantially similar to the terms of the May 2011 Plan as originally approved by our stockholders.
Number of Authorized Shares and Share Counting. Under the May 2011 Plan as originally adopted, stockholders authorized awards on up to 1,000,000 shares of our common stock (after giving effect to the 1-for-20 stock split in January 2016). If the Amended Plan is approved by our stockholders, an additional 500,000 shares will be added to this share pool. Shares issues under the Amended Plan may consist of unissued shares, treasury shares or other shares reacquired by us.
Should an award expire or be canceled prior to its exercise or vesting in full or should the number of shares of stock to be delivered upon the exercise or vesting of an award be reduced for any reason (including in case of shares of stock withheld from an award to cover the purchase price of an option or any required tax withholding obligation), the shares of stock under the award that expire, are canceled or otherwise not delivered may be subject to future awards under the Amended Plan.
Administration. The Amended Plan will be administered by the Compensation Committee of the Board (the “Committee’). Subject to the provisions of the Amended Plan, the Committee has full and final authority, in its discretion, to make awards under the Amended Plan, and to determine the individuals to whom each award is made and the number of shares covered thereby. The Committee also has the power to interpret the Amended Plan and to prescribe such rules, regulations and procedures in connection with the operations of the Amended Plan as it deems necessary and advisable in its administration of the Amended Plan.
Eligibility. Awards may be granted under the Amended Plan to officers, employees, consultants and advisors of IZEA and its affiliates and to non-employee directors of IZEA. Incentive stock options may be granted only to employees of IZEA or its subsidiaries. As of May 5, 2017, approximately 160 individuals were eligible to receive awards under the Amended Plan, including three executive officers and five non-employee directors.

Types of Awards. The Amended Plan permits the granting of any or all of the following types of awards:

•
Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Internal Revenue Code, or nonqualified stock options. The Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant. Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of the common stock. At the time of grant, the Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (which cannot exceed ten years) and other conditions on exercise. The Amended Plan specifies certain default vesting provisions that will apply in the absence of a different determination by the Committee.

•
Restricted Stock. The Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with IZEA or the attainment of specified performance goals, as determined by the Committee.

Unless the Committee, in its discretion, otherwise determines, no award granted under the Amended Plan is transferable other than by will or by the laws of descent and distribution, and a stock option may be exercised during a participant’s lifetime only by the participant.
Individual Award Limit for Options. The Amended Plan adds a new individual award limit on options. Under the Amended Plan, no participant may be granted an option or options in any calendar year with respect to more than an aggregate of 375,000 shares of stock.
Repricing Prohibited. The Amended Plan continues to prohibit repricing of options without further shareholder approval. Repricing means an amendment to reduce the exercise price of outstanding options or a cancellation and re-grant of new options.
Adjustments. If certain changes in the common stock occur by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, (i) the number and kind of securities for which options and restricted stock awards may be made under the Amended Plan, (ii) the number and kind of securities subject to any outstanding awards, (iii) the exercise price for outstanding options, and (iv) the individual award limit for options, shall be equitably adjusted by the Committee.
Change in Control. Upon the occurrence of a “change in control” (as defined in the Amended Plan), the Committee may in its discretion determine to accelerate the vesting of any outstanding awards, and with respect to outstanding options, may determine to cancel such options in exchange for a payment equal to the excess (if any) of the fair market value of the stock immediately before the change in control over the exercise price.
Term, Termination and Amendment of the 2016 Plan. Unless earlier terminated by the Board, the Amended Plan will terminate, and no further awards may be granted, ten years after the date on which this proposal is approved by stockholders. The Board may amend, suspend or terminate the Amended Plan at any time, except that, in certain cases, stockholder approval will be required for the amendment. The amendment, suspension or termination of the Amended Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially impair the participant’s rights under an outstanding award.
Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences of the Amended Plan generally applicable to IZEA and to participants in the Amended Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.
Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
Restricted Stock Awards. A participant generally will not have taxable income upon the grant of restricted stock. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid. A participant may, however, elect to be taxed at the time of grant in accordance with Section 83(b) of the Internal Revenue Code.
Tax Consequences to IZEA. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code such as Section 162(m).
Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Amended Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the Amended Plan until all tax withholding obligations are satisfied.
New Plan Benefits
The exact types and amounts of any future awards to be made to any eligible participants pursuant to the Amended Plan are not presently determinable. As a result of the discretionary nature of the Amended Plan, it is not possible to state who the participants in the Amended Plan will be in the future or the number of options or other awards to be received by a person or group.
As of May 5, 2017, the following persons or groups have received stock options to purchase the following numbers of shares of common stock under the current May 2011 Plan: Mr. Murphy, 493,871; Mr. Schram, 89,051; Mr. Hitchcock, 35,250; all current executive officers as a group, 618,172; all current directors who are not executive officers as a group, 35,001; each nominee for election as a director, 617,923; each associate of any of such directors, executive officers or nominees, none; each other person who received 5% of the options, none; and all employees of IZEA, including all current officers who are not executive officers, as a group, 277,315. The closing price per share of our common stock as reported on NASDAQ on May 5, 2017 was $3.42.

Vote Required
The approval of the amendment and restatement of the May 2011 Plan requires the affirmative ("FOR") vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of the proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF IZEA’S 2011 EQUITY INCENTIVE PLAN.

Proposal 3: Approval of an Advisory Proposal on Executive Compensation
The Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.
We have designed our executive compensation programs to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation programs are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See the discussion of the compensation of our executive officers in the section entitled Executive Compensation beginning on page 28.
We are asking stockholders to indicate their support for our named executive officer compensation disclosed in the executive compensation tables and narrative discussion of this Proxy Statement. The Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and related philosophy, policies and practices.
Accordingly, we are asking stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve the compensation of IZEA’s named executive officers, as described in the executive compensation tables and accompanying narrative discussion in the Proxy Statement.”
Vote Required
The approval of the advisory resolution regarding the compensation of our named executive officers requires the affirmative ("FOR") vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. This Say-on-Pay vote is advisory, and therefore not binding on us, the Compensation Committee or the Board. However, the Compensation Committee and the Board value the opinions of stockholders and will consider the outcome of the Say-on-Pay vote when making future compensation decisions. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of this proposal.

Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION PROGRAM FOR IZEA’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE EXECUTIVE COMPENSATION TABLES AND NARRATIVE DISCUSSION OF THIS PROXY STATEMENT.

Proposal 4: Approval of an Advisory Proposal on Frequency of “Say on Pay” Vote
In accordance with Section 14A of the Securities Exchange Act of 1934, we are requesting our stockholders vote, on a non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of our named executive officers. By voting on this proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation annually, every two years or every three years.
The Board believes that conducting an advisory ‘‘say on pay’’ vote annually is the most appropriate for IZEA. This frequency will continue to enable stockholders to annually express their views on our executive compensation program in a timely manner, based on the most recent information presented in our proxy statement. An annual advisory vote on executive compensation helps ensure ongoing stockholder communication with our Compensation Committee and the Board on executive compensation and corporate governance matters.
Vote Required
The choice, one year, two years, or three years, that receives a plurality of the affirmative votes cast will be selected (meaning that the vote frequency that receives the highest number of shares voted for it will be selected). This vote is advisory and non-binding in nature, but the Board has decided to adopt the frequency that receives the greatest level of support from our stockholders. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “1 YEAR”.

Proposal 5: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed BDO USA, LLP ("BDO") as our independent registered public accounting firm for the fiscal year ending December 31, 2017.  Although this appointment does not require ratification, the Board has directed that the appointment of BDO be submitted to stockholders for ratification due to the significance of the appointment.  In the event that stockholders fail to ratify the appointment of BDO, the Audit Committee will reconsider the appointment of BDO. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.
BDO served as our independent registered public accounting firm for the period from August 1, 2015 through December 31, 2015 and the fiscal year ended December 31, 2016.  A representative of BDO is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Change in Certifying Accountants
On August 1, 2015, Cross, Fernandez & Riley, LLP (“CFR”), which was engaged our independent registered public accounting firm was combined with BDO and the professional staff and partners of CFR joined BDO, either as employees or partners of BDO. As a result of this transaction, CFR resigned as our independent registered public accounting firm on August 1, 2015. On August 1, 2015, following the resignation of CFR, IZEA, through and with the approval of its Board, appointed BDO as its independent registered public accounting firm.
Prior to appointing BDO, we did not consult with BDO regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by BDO on our financial statements, and BDO did not provide any written or oral advice that was an important factor considered by us in reaching a decision as to any such accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K), or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).
The report of independent registered public accounting firm of CFR regarding our financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2014 and 2013, and during the interim period from the end of the most recently completed fiscal year through August 1, 2015, the date of resignation, (i) there were no disagreements with CFR on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CFR, would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.
Audit Committee Policies and Procedures
The Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which should nonetheless be approved by the Board prior to the completion of the audit.  Each year, the Audit Committee approves the independent auditor’s retention to audit our financial statements, including the associated fee, before the filing of the previous year’s Annual Report on Form 10-K.  At the beginning of the fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At each such subsequent meeting, the auditor and management may present subsequent services for approval. Typically, these would be services, such as due diligence for an acquisition, that would not have been known at the beginning of the year.
Each new engagement of BDO has been approved in advance by the Board, and none of those engagements made use of the de minimis exception to the pre-approval contained in Section 10A(i)(1)(B) of the Exchange Act.

The following table presents the aggregate fees billed, by type of fee, in relation to services provided to us by BDO:

	Year Ended December 31,
	2016	2015
Audit Fees (1)	$135,160	$111,300
Audit-Related Fees (2)	—	—
Tax Fees (3)	13,217	10,410
All Other Fees (4)	—	—
Total	$148,377	$121,710
(1)“Audit Fees” means the aggregate fees billed by the principal accountant for each of the last two fiscal years for professional services rendered for the audit and review of financial statements.
(2)“Audit-Related Fees” means the aggregate fees billed by the principal accountant in each of the last two fiscal years for assurance and related services reasonably related to the performance of the audit or review.
(3)“Tax Fees” means the aggregate fees billed by the principal accountant in each of the last two fiscal years for professional services for tax compliance, tax advice and tax planning.
(4)“All Other Fees” means the aggregate fees billed by the principal accountant in each of the last two fiscal years for products and services other than those reported above.
Vote Required
The affirmative (“FOR”) vote of a majority of the votes cast on the matter is required to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information with respect to the beneficial ownership of our common stock as of May 5, 2017 by:

•	each person or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding common stock;

•	each of our directors and named executive officers; and,

•	all of our directors and executive officers as a group.

The number of shares of our common stock owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after May 5, 2017, or by July 4, 2017, through the conversion of a security or other right. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. The information relating to our 5% beneficial owners is based on information we received from such holders.
Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of common stock beneficially owned by them and that person’s address is c/o IZEA, Inc., 480 N. Orlando Avenue, Suite 200, Winter Park, FL 32789.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Executive Officers and Directors:
Edward H. (Ted) Murphy (2)	412,539	6.8%
Ryan S. Schram (3)	68,476	1.2%
LeAnn C. Hitchcock (4)	24,474	*
Brian W. Brady (5)	919,700	16.2%
John H. Caron (6)	34,377	*
Lindsay A. Gardner (7)	76,963	1.4%
Jill M. Golder (8)	13,539	*
Daniel R. Rua (9)	24,247	*

5% Stockholders:
Special Situations Technology Fund II, L.P. (10)	546,621	9.6%
Special Situations Private Equity Fund, L.P. (10)	375,132	6.6%
Special Situations Technology Fund, L.P. (10)	96,463	1.7%

All executive officers and directors as a group (8 persons) (11)	1,574,315	25.5%
_________________
* Less than 1%

(1)	Applicable percentage of ownership for each holder is based on 5,679,444 shares outstanding as of May 5, 2017.

(2)	Includes 28,157 shares and exercisable stock options to purchase 384,382 shares of common stock under our May 2011 Equity Incentive Plan.

(3)	Includes 3,370 shares and exercisable stock options to purchase 65,106 shares of common stock under our May 2011 Equity Incentive Plan.

(4)	Includes 1,932 shares and exercisable stock options to purchase 22,542shares of common stock under our May 2011 Equity Incentive Plan.

(5)
Includes 912,891 shares, exercisable stock options to purchase 6,184 shares of common stock under our May 2011 Equity Incentive Plan and exercisable stock options to purchase 625 shares of common stock under our August 2011 Equity Incentive Plan.

(6)	Includes 29,377 shares and exercisable stock options to purchase 5,000 shares of common stock under our May 2011 Equity Incentive Plan.

(7)
Includes 71,314 shares, exercisable stock options to purchase 3,149 shares of common stock under our May 2011 Equity Incentive Plan and exercisable stock options to purchase 2,500 shares of common stock under our August 2011 Equity Incentive Plan.

(8)	Includes 11,039 shares, exercisable stock options to purchase 2,500 shares of common stock under our May 2011 Equity Incentive Plan.

(9)
Includes 17,954 shares, exercisable stock options to purchase 5,668 shares of common stock under our May 2011 Equity Incentive Plan and exercisable stock options to purchase 625 shares of common stock under our August 2011 Equity Incentive Plan.

(10)
Special Situations Technology Fund II, L.P. (SSFTechII) is the registered holder of 546,621 shares, Special Situations Private Equity Fund, L.P. (SSFPE) is the registered holder of 375,132 shares, and Special Situations Technology Fund, L.P. (SSFTech) is the registered holder of 96,463 shares.  As a result of the beneficial ownership limitations included in the warrants held by SSFTechII, SSFPE and SSFTech, the warrants may be exercised to the extent that the total number of shares of common stock then beneficially owned does not exceed 19.99% of the outstanding stock. AWM Investment Company, Inc. (AWM) is the investment adviser to SSFTechII, SSFPE and SSFTech.  Austin W. Marxe, David M. Greenhouse and Adam C. Stettner are the principal owners of AWM.  Through their control of AWM, Messrs. Marxe, Greenhouse and Stettner share voting and investment control over the portfolio securities of each of the Special Situations funds listed above.  The address of the Special Situations funds is 527 Madison Avenue, Suite 2600, New York, NY 10022.

(11)
For all executive officers and directors as a group, this amount includes 1,076,034 shares and exercisable stock options to purchase 498,281 shares of common stock under our Equity Incentive Plans as further detailed in footnotes (2) through (9) above.

CORPORATE GOVERNANCE

Director Independence
The Board has determined that each of John H. Caron, Lindsay A. Gardner, Jill M. Golder, Daniel R. Rua and, as of 2017, Brian W. Brady is an "independent director" as defined in NASDAQ Listing Rule 5605(a)(2).  The Board has also determined that all directors serving on the Audit Committee and Compensation Committee are independent within the meaning of SEC and NASDAQ rules. Our entire Board performs all of the duties and responsibilities required of the Nominating and Governance Committee.

Board and Committee Meetings
During the fiscal year ended December 31, 2016:

•	the Board held 13 meetings;

•	the Audit Committee held four meetings; and

•	the Compensation Committee held 13 meetings.

Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she served as a director), and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served on such committees).  We have no written policy regarding director attendance at annual meetings of stockholders.

Board Committees
Our Board has three standing committees to assist it with its responsibilities. Below, we describe the three committees, the charters of which are available on our website at https://izea.com. Neither our website nor its contents are incorporated into this Proxy Statement.
Audit Committee. The Audit Committee's duties are to recommend to the Board of Directors the engagement of independent auditors to audit our financial statements and to review our accounting policies and financial statements.  The Audit Committee is responsible for reviewing the scope and fees for the annual audit and the results of audit examinations performed by our independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of the Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

     The Audit Committee is comprised of three non-employee directors: Jill M. Golder, John H. Caron and Daniel R. Rua.  The Board has determined that all members of the Audit Committee are “independent” as that term is currently defined in Rule 5605 of the listing standards of the Nasdaq Stock Market and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.  Ms. Golder serves as the audit committee chairman and is designated as the “audit committee financial expert" based on her nearly 30 years of finance, accounting and corporate governance experience. The Audit Committee met telephonically four times at regularly scheduled meetings during the year ended December 31, 2016.

Compensation Committee. The Compensation Committee is tasked with reviewing and approving our compensation policies, including compensation of executive officers.  The Compensation Committee is also charged with reviewing and administering our equity incentive compensation plans, and recommending and approving grants of stock options or other awards under that plan.

The Compensation Committee is comprised of three non-employee directors: Lindsay A. Gardner, John H. Caron and Daniel R. Rua.  The Board has determined that all members of the Compensation Committee are “independent” as that term is currently defined in Nasdaq Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.  Mr. Gardner serves as the chairman of the Compensation Committee. The Compensation Committee met as needed as part of the 13 regularly scheduled Board meetings during the year ended December 31, 2016.

Nominating and Governance Committee.  The purpose of the Nominating and Governance Committee is to select, or recommend for our entire Board's selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our Board.  The Nominating and Governance Committee's duties also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes. Our entire Board performs all of the duties and responsibilities required of the Nominating and Governance Committee.

While we do not have a formal diversity policy for Board membership, the Board does seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the independent directors consider, among other factors, diversity with respect to viewpoints, skills, experience and other demographics.

Board Leadership Structure
Edward H. (Ted) Murphy has been our Chairman of the Board, President and Chief Executive Officer since 2006 when he founded IZEA. We believe that having one person, particularly Mr. Murphy with his deep industry and executive management experience, his extensive knowledge of the operations of IZEA and his own history of innovation and strategic thinking, serve as both Chairman and Chief Executive Officer is the best leadership structure for IZEA because it demonstrates to employees, customers and stockholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. This unity of leadership promotes strategy development and execution, timely decision-making and effective management of company resources. We believe that we have been well served by this structure.
Five of our seven directors are independent within the meaning of SEC and NASDAQ rules. In addition, all of the directors on each of the Audit Committee and Compensation Committee are independent and each of these committees is led by an independent committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work. We do not have a lead independent director, but, as required by NASDAQ, our independent directors meet in executive session without management present as frequently as they deem appropriate, typically at the time of each regular in-person Board meeting. All of the independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. Our independent directors bring experience, oversight and expertise from outside the company and industry, while Messrs. Murphy and Schram bring company-specific experience and expertise.

Board Role in Risk Oversight
While the Board is responsible for overseeing our risk management, the Board has delegated many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management and the independent auditors our major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. In addition to the Audit Committee’s work in overseeing risk management, the full Board regularly engages in discussions of the most significant risks that we are facing and how those risks are being managed, and the Board receives reports on risk management from our senior officers and from the chair of the Audit Committee. In addition, Mr. Murphy’s extensive knowledge of IZEA uniquely qualifies him to lead the Board in assessing risks. The Board believes that the work undertaken by the Audit Committee, the full Board and the Chairman and Chief Executive Officer, enables the Board to effectively oversee our risk management function.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all our directors, officers (including our chief executive officer, chief financial officer and any person performing similar functions) and employees. We have made our code of business conduct and ethics available on our website at https://izea.com. Amendments to the code of business conduct and ethics or any grant of a waiver from a provision of the code of business conduct and ethics requiring disclosure under applicable SEC rules will also be disclosed on our website.

Stockholder Recommendations for Board Candidates
The Board will consider qualified candidates for director that are recommended and submitted by stockholders. Submissions that meet the current criteria for board membership are forwarded to the Nominating and Governance Committee for further review and consideration. The Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board, at our principal executive office, Attention: Corporate Secretary.

The Committee will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.
Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board or specified individual directors may do so by writing to:
Board of Directors (or name of individual director)
c/o Corporate Secretary
IZEA, Inc.
480 N. Orlando Avenue, Suite 200
Winter Park, Florida 32789
We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements.  The Corporate Secretary will determine when a communication is not to be forwarded.  Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.
Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by IZEA regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters.  Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:
Chairman, Audit Committee
c/o Corporate Secretary
IZEA, Inc.
480 N. Orlando Avenue, Suite 200
Winter Park, Florida 32789

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the consolidated financial statements for the fiscal year ended December 31, 2016 with both management and BDO, IZEA’s independent registered public accounting firm.  In its discussion, management has represented to the Audit Committee that IZEA’s consolidated financial statements for the fiscal year ended December 31, 2016 were prepared in accordance with generally accepted accounting principles.
The Audit Committee meets with IZEA’s independent registered public accounting firm, with and without management present, to discuss the results of their audits and reviews, their evaluations of IZEA’s internal controls and the overall quality of IZEA’s financial reporting.  The Audit Committee has discussed with BDO the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.  BDO reported to the Audit Committee regarding the critical accounting estimates and practices and the estimates and assumptions used by management in the preparation of the audited consolidated financial statements as of December 31, 2016 and for the fiscal year then ended.
BDO provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with BDO its independence. When considering BDO’s independence, the Audit Committee considered, among other matters, whether BDO’s provision of non-audit services to IZEA is compatible with maintaining the independence of BDO. All audit and permissible non-audit services in 2016 and 2015 were pre-approved pursuant to these procedures.
Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in IZEA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
Audit Committee
Jill M. Golder (Chairman)
John H. Caron
Daniel R. Rua

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the dollar amounts of various forms of compensation earned by our Chief Executive Officer and our two other most highly compensated executive officers during 2016 who served as such as the end of the year, which we refer to collectively as our named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($) (2)	Total ($)
Edward H. (Ted) Murphy	2016	232,942	79,842	—	168,541	—	—	1,027	482,352
President and Chief Executive Officer	2015	228,375	247,335	—	206,829	—	—	1,035	683,574
Ryan S. Schram	2016	248,572	164,908	—	38,929	—	—	—	452,409
Chief Operating Officer	2015	243,600	139,761	—	30,071	—	—	—	413,432
LeAnn C. Hitchcock	2016	202,250	16,698	—	—	—	—	—	218,948
Chief Financial Officer	2015	185,000	16,706	—	40,780	—	—	—	242,486
_________________
(1) Represents the aggregate grant date fair value of stock options issued during the year as calculated in accordance with FASB ASC Topic 718. See "Critical Accounting Policies and Use of Estimates" under "Management’s Discussion and Analysis of Financial Condition and Results of Operations" for additional information, including valuation assumptions used in calculating the fair value of the awards.

(2)	Represents insurance premiums paid by IZEA with respect to life insurance for the benefit of the Named Executive Officer.

Employment Agreements

On December 26, 2014, the Board signed a new employment agreement with Edward H. (Ted) Murphy with an initial term commencing on December 1, 2014 and ending on November 30, 2017. Pursuant to the employment agreement, Mr. Murphy receives an annual base salary of $225,000 with a guaranteed base salary increase of no less than 2% in April of each year and annual stock options with a fair value of $150,000 vesting over four years in equal monthly installments. However, the number of underlying shares of common stock shall not exceed 40,000 shares. In the event the fair market value of the stock option grant is less than $150,000 as limited by the 40,000 share cap, Mr. Murphy will be entitled to receive either 50% of the difference in fair market value in cash or 100% of the value in Restricted Stock Units with the same vesting schedule as the stock options, at the sole discretion of the Board. Additionally, he is eligible for annual bonus distributions up to $85,000 in cash and $150,000 in stock options as determined by the Board, based on meeting and exceeding mutually agreed upon annual performance goals. For the year ended December 31, 2015, Mr. Murphy was awarded cash bonuses totaling $247,335 of which $15,133 was paid in 2016. For the year ended December 31, 2016, Mr. Murphy was awarded cash bonuses totaling $79,842 of which $15,078 was remaining to be paid in 2017.

In connection with the agreement, Mr. Murphy received an option to purchase 40,000 shares of common stock at an exercise price of $5.20 per share, expiring on December 26, 2024. The option vested as to 6,000 shares immediately and the remainder vests in equal monthly installments over 41 months commencing December 31, 2014.

Mr. Murphy's employment agreement is subject to early termination for any reason upon written notice to him and in the case of death, disability and cause. If terminated, for any reason other than death, disability or cause, Mr. Murphy will be entitled to a severance of six months of his current salary and twelve months of COBRA payments. In the case of termination due to disability, Mr. Murphy will be entitled to a severance of his current salary until such time (but no more than 120 days after such disability) that disability insurance plan payments commence. If there is a change of control (as defined in the employment agreement) and Mr. Murphy's employment terminates within six months following the change of control for reasons other than for cause, then Mr. Murphy will be entitled to such amount equal to six months of his then current base salary.

Pursuant to an employment agreement dated August 25, 2014, LeAnn C. Hitchcock receives an annual base salary of $185,000 and is eligible for bonus distributions as determined by the Board, based on meeting and exceeding mutually agreed upon annual performance goals. Effective December 1, 2015, the Board increased Ms. Hitchcock's salary to an annual base salary of $200,000 and granted a stock option to purchase 10,000 shares of common stock at an exercise price of $8.00 per share, expiring on December 1, 2025. The option vests in equal monthly installments over 48 months commencing December 1, 2015.

    Ms. Hitchcock's employment agreement is subject to early termination for any reason upon written notice to her and in the case of death, disability and cause. If terminated, for any reason other than death, disability or cause, Ms. Hitchcock will be entitled to a severance of three months of her then current salary. In the case of termination due to disability, Ms. Hitchcock will be entitled to a severance of her current salary until such time (but no more than 120 days after such disability) that disability insurance plan payments commence. If there is a change of control (as defined in the employment agreement) and Ms. Hitchcock's employment terminates within six months following the change of control for reasons other than for cause, then Ms. Hitchcock will be entitled to such amount equal to her then current compensation for the greater of three months or the time remaining between the termination and the six month anniversary of the change of control. For the year ended December 31, 2015, Ms. Hitchcock was awarded cash bonuses totaling $16,706 of which $5,341 was paid in 2016. For the year ended December 31, 2016, Ms. Hitchcock was awarded cash bonuses totaling $16,698 of which $5,321 was remaining to be paid in 2017.

On January 25, 2015, we entered into an Amended and Restated Executive Employment Agreement, effective January 1, 2015, with Ryan S. Schram to serve as our Chief Operating Officer through December 31, 2017, subject to renewal, in consideration for an annual base salary of $240,000 and annual stock options with a fair value of $25,000 vesting over four years in equal monthly installments. However, the number of underlying shares of common stock shall not exceed 6,667 shares. In the event the fair market value of the stock option grant is less than $25,000 as limited by the 6,667 share cap, Mr. Schram will be entitled to receive either 50% of the difference in fair market value in cash or 100% of the value in Restricted Stock Units with the same vesting schedule as the stock options, at the sole discretion of the Board. Mr. Schram will also be eligible for annual bonus distributions up to $100,000 in cash and $25,000 in stock options based on meeting certain key performance indicators set forth in his employment agreement, as well as an annual override cash bonus of 0.4% or 0.65% based on our gross revenue. If Mr. Schram is terminated for any reason other than death, disability or cause, or if he resigns for good reason (as those terms are defined in the Amended and Restated Executive Employment Agreement), Mr. Schram will be entitled to severance of six months’ current salary and bonus and override bonus as in effect on the date of termination. A change of control, under which Mr. Schram fails to retain his responsibilities, will be deemed to constitute good reason under the Amended and Restated Executive Employment Agreement. For the year ended December 31, 2015, Mr. Schram was awarded cash bonuses totaling $139,761 of which $42,852 was paid in 2016. For the year ended December 31, 2016, Mr. Schram was awarded cash bonuses totaling $164,908 of which $47,475 was remaining to be paid in 2017.

Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding our named executive officers’ unexercised options to purchase our common stock as of December 31, 2016 (all stock awards to our named executive officers had vested as of December 31, 2016):

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (1)	Option Expiration Date
Edward H. (Ted) Murphy (2)	6,250	—	—	$120.00	5/25/2017
President and Chief Executive Officer	3,134	—	—	$120.00	5/25/2017
	25,000	—	—	$5.00	3/1/2023
	9,384	—	—	$5.00	3/1/2023
	195,892	24,057	—	$5.00	8/15/2023
	48,715	22,143	—	$7.30	9/9/2019
	26,732	13,268	—	$5.20	12/26/2024
	3,194	4,106	—	$7.80	4/1/2025
	1,166	1,942	—	$8.40	7/1/2025
	1,033	2,274	—	$8.00	10/1/2025
	10,126	27,262	—	$7.80	11/30/2025
	1,556	6,741	—	$6.91	3/30/2026
	808	4,731	—	$5.75	5/16/2026
	672	7,386	—	$7.22	8/16/2026
	525	5,774	—	$4.72	11/17/2026
	833	39,167	—	$4.75	11/30/2026

Ryan S. Schram (3)	3,125	—	—	$120.00	5/25/2017
Chief Operating Officer	625	—	—	$120.00	5/25/2017
	5,000	—	—	$5.00	3/1/2023
	3,750	—	—	$5.00	3/1/2023
	7,333	2,667	—	$5.40	5/20/2019
	29,688	7,812	—	$6.80	11/3/2018
	3,334	3,333	—	$5.60	1/2/2025
	532	685	—	$7.80	4/1/2025
	192	319	—	$8.40	7/1/2025
	175	385	—	$8.00	10/1/2025
	1,589	4,766	—	$7.60	1/1/2026
	259	1,124	—	$6.91	3/30/2026
	135	788	—	$5.75	5/16/2026
	112	1,231	—	$7.22	8/16/2026
	88	962	—	$4.72	11/17/2026

LeAnn C. Hitchcock (4)	125	—	—	$72.00	6/8/2017
Chief Financial Officer	125	—	—	$5.00	3/1/2023
	3,667	1,333	—	$5.40	5/20/2019
	11,667	8,333	—	$8.00	8/25/2019
	2,708	7,292	—	$8.00	12/1/2025

(1)	Unless otherwise indicated, the option exercise price represents the closing price of our common stock on the date of grant.

(2)
On May 25, 2012, Mr. Murphy received a non-qualified option to purchase 6,250 shares of common stock at an exercise price of $120 per share (110% of the closing stock price on such date). This option vested as to 1,563 shares on May 25, 2013 and vests approximately 130 shares per month thereafter. Additionally, on May 25, 2012, Mr. Murphy received a non-qualified option to purchase 3,134 shares of common stock at an exercise price of $120 per share (110% of the closing stock price on such date) expiring on May 25, 2017. This option vested immediately on May 25, 2012 as to 2,351 shares and vests in equal monthly installments of approximately 3,132 shares thereafter. On March 1, 2013, Mr. Murphy received an incentive stock option to purchase 25,000 shares of common stock, vesting in equal monthly installments of approximately 694 shares over the three years following the grant date. Additionally, on March 1, 2013, Mr. Murphy received an incentive stock option to purchase 9,384 shares of common stock. The option vested 100% after one year on March 1, 2014. In connection with our 2013 private placement, Mr. Murphy received a non-qualified stock option to purchase 219,949 shares of common stock. The option vested immediately as to 54,987 shares (25%) and vests in equal monthly installments of approximately 3,437 shares over four years. On September 9, 2014, Mr. Murphy received a non-qualified stock option to purchase 70,858 shares of common stock. The option vested immediately as to 7,381 shares and the remainder vests in equal monthly installments of approximately 1,476 shares over 43 months following the grant date. On December 26, 2014, Mr. Murphy received a non-qualified stock option to purchase 40,000 shares of common stock. The option vested immediately as to 6,000 shares and the remainder vests in equal monthly monthly installments of approximately 829 shares over 41 months following the grant date. As a result of quarterly bonus awards based on Key Performance Indicators, Mr. Murphy received incentive stock options on April 1, 2015, July 1, 2015 and October 1, 2015 totaling 13,715 shares. These options vest in equal monthly installments over four years and expire ten years after the grant date as indicated in the chart. Pursuant to his employment agreement, on November 30, 2015, Mr. Murphy received a non-qualified stock option to purchase 37,388 shares of common stock vesting in equal monthly installments of approximately 779 shares over four years following the grant date. As a result of quarterly and annual bonus awards based on Key Performance Indicators, Mr. Murphy received incentive stock options on March 30, 2016, May 16, 2016, August 16, 2016 and November 17, 2016 totaling 28,193 shares. These options vest in equal monthly installments over four years and expire ten years after the grant date as indicated in the chart. Pursuant to his employment agreement, on November 30, 2016, Mr. Murphy received a non-qualified stock option to purchase 40,000 shares of common stock vesting in equal monthly installments of approximately 833 shares over four years following the grant date.

(3)
On May 25, 2012, Mr. Schram received a non-qualified option to purchase 3,125 shares of common stock at an exercise price of $120 per share (110% of the closing stock price on such date) expiring on May 25, 2017. This option vested as to 781 shares on May 25, 2013 and vests approximately 65 shares per month thereafter. Additionally, on May 25, 2012 Mr. Schram received a non-qualified option to purchase 625 shares of common stock at an exercise price of $120 per share (110% of the closing stock price on such date) expiring on May 25, 2017. This option vested as to 156 shares on June 30, 2012 and vests in equal monthly installments of approximately 13 shares thereafter. On March 1, 2013, Mr. Schram received an incentive stock option to purchase 5,000 shares of common stock, vesting in equal installments of approximately 139 shares per month over three years from the grant date. Additionally, on March 1, 2013, Mr. Schram received an incentive stock option to purchase 3,750 shares of common stock. The option vested 100% after one year on March 1, 2014. On May 20, 2013, Mr. Schram received an incentive stock option to purchase 10,000 shares, vesting in equal monthly installments of approximately 167 shares over five years following the grant date. On November 3, 2013, Mr. Schram received a non-qualified stock option to purchase 37,500 shares of common stock. The option vested as to 9,375 shares on November 3, 2014 and vests approximately 781 shares per month thereafter. Pursuant to his employment agreement, on January 1, 2015, Mr. Schram received an incentive stock option to purchase 6,667 shares of common stock vesting in equal monthly installments of approximately 139 shares over four years following the grant date. As a result of quarterly bonus awards based on Key Performance Indicators, Mr. Schram received incentive stock options on April 1, 2015, July 1, 2015 and October 1, 2015 totaling 2,288 shares. These options vest in equal monthly installments over four years and expire ten years after the grant date as indicated in the chart. Pursuant to his employment agreement, on January 1, 2016, Mr. Schram received an incentive stock option to purchase 6,355 shares of common stock vesting in equal monthly installments of approximately 132 shares over four years following the grant date. As a result of quarterly and annual bonus awards based on Key Performance Indicators, Mr. Schram received incentive stock options on March 30, 2016, May 16, 2016, August 16, 2016 and November 17, 2016 totaling 4,699 shares. These options vest in equal monthly installments over four years and expire ten years after the grant date as indicated in the chart.

(4)
On June 8, 2012, Ms. Hitchcock received a non-qualified stock option to purchase 125 shares of common stock. This option vested as to 31 shares on June 8, 2013 and vests approximately 3 shares per month thereafter. On March 1, 2013, Ms. Hitchcock received a non-qualified stock option to purchase 125 shares of common stock. The option vested 100% after one year on March 1, 2014. On May 20, 2013, Ms. Hitchcock received a non-qualified stock option to purchase 5,000 shares of common stock, vesting in equal monthly installments of approximately 83 shares over five years. On August 25, 2014, Ms. Hitchcock received an option to purchase 20,000 shares of common stock. The option vests as to 5,000 shares (25%) one year after the issuance date and the remainder in equal monthly installments of approximately 417 shares over the following three years. On December 1, 2015, Ms. Hitchcock received an incentive stock option to purchase 10,000 shares of common stock, vesting in equal monthly installments of approximately 208 shares over four years following the grant date.

Equity Incentive Plans
In May 2011, the Board adopted the 2011 Equity Incentive Plan of IZEA, Inc. (the “May 2011 Plan”). The May 2011 Plan allows us to provide options as an incentive for employees and consultants.  The May 2011 Plan allows us to grant options to purchase up to 1,000,000 shares as an incentive for its employees and consultants.  As of May 5, 2017, options to purchase 962,991 shares have been granted and are outstanding and options to purchase 32,105 shares have been exercised, leaving an aggregate of 4,904 shares of common stock available for future grants under the May 2011 Plan.

On August 22, 2011, we adopted the 2011 B Equity Incentive Plan of IZEA, Inc. (the “August 2011 Plan”) reserving for issuance an aggregate of 4,375 shares of common stock. As of May 5, 2017, options to purchase all 4,375 shares have been granted and are outstanding under the August 2011 Plan.

Under both the May 2011 Plan and the August 2011 Plan, our Board determines the exercise price to be paid for the shares, the period within which each option may be exercised, and the terms and conditions of each option. The exercise price of the incentive and non-qualified stock options may not be less than 100% of the fair market value per share of our common stock on the grant date. If an individual owns stock representing more than 10% of the outstanding shares, the price of each share of an incentive stock option must be equal to or exceed 110% of fair market value. Unless otherwise determined by the Board at the time of grant, the purchase price is set at the fair market value of our common stock on the grant date, the term is set at ten years and the options typically vest on a straight-line basis over the requisite service period as follows: 25% of options shall vest one year from the date of grant and the remaining options shall vest monthly, in equal increments over the following three years. We issue new shares to the optionee for any stock awards or options exercised pursuant to our 2011 Equity Incentive Plans.

On April 16, 2014, stockholders holding a majority of our outstanding shares of common stock, upon previous recommendation and approval of our Board, adopted the IZEA, Inc. 2014 Employee Stock Purchase Plan (the “ESPP”) and reserved 75,000 shares of our common stock for issuance thereunder. Any employee regularly employed by us for 90 days or more on a full-time or part-time basis (20 hours or more per week on a regular schedule) will be eligible to participate in the ESPP. The ESPP will operate in successive six month offering periods commencing at the beginning of each fiscal year half. Each eligible employee who has elected to participate may purchase up to 10% of their annual compensation in common stock not to exceed $21,250 annually or 1,000 shares per offering period. The purchase price will be the lower of (i) 85% of the fair market value of a share of common stock on the first trading day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last trading day of the offering period. The ESPP will continue until January 1, 2024, unless otherwise terminated by our Board. As of May 5, 2017, 25,238 shares have been issued under the ESPP.

The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	959,864	$8.11	77,843
Equity compensation plans not approved by security holders	—	—	—
Total	959,864	$8.11	77,843

(1) As of December 31, 2016, we had 28,081 shares of common stock reserved for future issuance under our May 2011 Equity Incentive Plan and 49,762 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan.

Director Compensation

The following table sets forth the cash compensation, as well as certain other compensation earned by each person who served as a non-employee director of IZEA, during the year ended December 31, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Brian W. Brady (1)	26,000	25,821	51,821
John H. Caron (2)	30,000	25,821	55,821
Lindsay A. Gardner (3)	26,000	25,821	51,821
Jill M. Golder (4)	30,000	25,821	55,821
Daniel R. Rua (5)	29,000	25,821	54,821
_________________

(1)
On August 7, 2012, we appointed Brian W. Brady to our Board. In 2015, Mr. Brady received 4,072 shares of restricted stock originally valued at $25,000 upon issuance. Its value upon vesting at the end of each month throughout 2016 was adjusted to $25,821. Mr. Brady also received cash compensation of $26,000 in accordance with the non-employee director compensation program effected in March 2013.

(2)
On April 13, 2015, we appointed John H. Caron to our Board. In 2015, Mr. Caron received 4,072 shares of restricted stock originally valued at $25,000 upon issuance. Its value upon vesting at the end of each month throughout 2016 was adjusted to $25,821. Mr. Caron also received cash compensation of $30,000 in accordance with the non-employee director compensation program effected in March 2013.

(3)
On December 10, 2013, we appointed Lindsay A. Gardner to our Board. In 2015, Mr. Gardner received 3,255 shares of restricted stock originally valued at $25,000 upon issuance. Its value upon vesting at the end of each month throughout 2016 was adjusted to $25,821. Mr. Gardner also received cash compensation of $26,000 in accordance with the non-employee director compensation program effected in March 2013.

(4)
On May 26, 2015, we appointed Jill M. Golder to our Board. In 2015, Ms. Golder received 1,832 shares of restricted stock originally valued at $25,000 upon issuance. Its value upon vesting at the end of each month throughout 2016 was adjusted to $25,821. Ms. Golder also received cash compensation of $30,000 in accordance with the non-employee director compensation program effected in March 2013.

(5)
On July 31, 2012, we reappointed Daniel R. Rua to our Board. In 2015, Mr. Rua received 3,255 shares of restricted stock originally valued at $25,000 upon issuance. Its value upon vesting at the end of each month throughout 2016 was adjusted to $25,821. Mr. Rua also received cash compensation of $29,000 in accordance with the non-employee director compensation program effected in March 2013.

Effective March 1, 2013, the disinterested members of the Board implemented a compensation program for the directors that entitles each serving non-employee director to receive the following compensation:

•	An annual board retainer fee of $25,000 to be paid in restricted stock each calendar year earned equally over the year of service.

•	A cash retainer fee of $20,000 per year, payable in cash or restricted stock.

•	Reimbursement of actual and necessary travel and related expenses in connection with attending in-person Board meetings.

•	A $1,000 per meeting fee for all meetings of the Board, subject to a $6,000 annual cap.

•	A $1,000 per Audit Committee meeting fee, subject to a $4,000 annual cap.

STOCKHOLDER PROPOSALS
We must receive proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) no later than January 10, 2018, so we may include such proposals in our proxy statement and form of proxy relating to the 2018 Annual Meeting.
Under SEC rules, if we do not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  In connection with the 2018 Annual Meeting, if we do not receive notice of a stockholder proposal on or before March 26, 2018 we will be permitted to use our discretionary voting authority as outlined above.

HOUSEHOLDING OF PROXY MATERIALS
To reduce costs and the environmental impact of the Annual Meeting, a single proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address, and to individuals with more than one account registered with our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year's and/or future proxy materials, please contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Corporate Secretary at 407-985-2935 or at our headquarters at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

ANNEX A

2011 EQUITY INCENTIVE PLAN
As Amended and Restated May 8, 2017

1.    Purpose of the Plan.
This 2011 Equity Incentive Plan (the “Plan”) is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to IZEA, Inc., a Nevada corporation (the “Company”), and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.
It is further intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan shall be nonqualified stock options (the “Nonqualified Options”). Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”
The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 16(b) of the Exchange Act. Further, the Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those Options for which qualification for such exception is intended. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.
2.    Administration of the Plan.
The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are (i) “Independent Directors” (as such term is defined under the rules of the NASDAQ Stock Market), (ii) “Non-Employee Directors” (as such term is defined in Rule 16b-3) and (iii) “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board. The Committee, subject to Sections 3, 5 and 6 hereof, shall have full power and authority to designate recipients of Options and restricted stock (“Restricted Stock”) and to determine the terms and conditions of the respective Option and Restricted Stock agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.
Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options and Restricted Stock granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options or Restricted Stock granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options or Restricted Stock. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority of the Committee at a meeting duly held for such purpose. Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.
In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, or if the Board otherwise determines to administer the Plan, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company’s Chief Executive Officer or to any of the Company’s other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3.    Designation of Optionees and Grantees.
The persons eligible for participation in the Plan as recipients of Options (the “Optionees”) or Restricted Stock (the “Grantees” and together with Optionees, the “Participants”) shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and any Subsidiary. In selecting Participants, and in determining the number of shares to be covered by each Option or award of Restricted Stock granted to Participants, the Committee may consider any factors it deems relevant, including, without limitation, the office or position held by the Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Participant’s length of service, promotions and potential. A Participant who has been granted an Option or Restricted Stock hereunder may be granted an additional Option or Options, or Restricted Stock if the Committee shall so determine.
4.    Stock Reserved for the Plan.
(a)    Number of Shares. Subject to adjustment as provided in Section 8 hereof, a total of (i) 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Stock”) (after giving effect to the 1-for-20 stock split effective as of January 11, 2016), plus (ii) effective as of June 21, 2017 upon stockholder approval, an additional 500,000 shares of Stock, shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such number of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unissued and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option or award of Restricted Stock expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option or award of Restricted Stock be reduced for any reason, including in case of shares of Stock withheld from an award to cover the purchase price of an Option or any required tax withholding obligation, the shares of Stock theretofore subject to such Option or Restricted Stock that expire, are canceled or otherwise not delivered may be subject to future Options or Restricted Stock under the Plan.
(b)    Individual Award Limit. Subject to adjustment as provided in Section 8 hereof, no Participant may be granted an Option or Options in any calendar year with respect to more than an aggregate of 375,000 shares of Stock.
5.    Terms and Conditions of Options.
Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a)    Option Price. The purchase price of each share of Stock purchasable under an Incentive Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The purchase price of each share of Stock purchasable under a Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted. The exercise price for each Option shall be subject to adjustment as provided in Section 8 below. “Fair Market Value” means the closing price per share of the Common Stock on the grant date or, if not available, the final trading day immediately prior to the grant date on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market or OTC Bulletin Board (if the shares of Stock are regularly quoted on the NASDAQ Stock Market or OTC Bulletin Board, as the case may be), or, if not so listed, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.
(b)    Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

(c)    Exercisability. Subject to Section 5(j) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant; provided, however, that in the absence of any Option vesting periods designated by the Committee at the time of grant, Options shall vest and become exercisable as to 25% of the shares thereunder one year after the date of grant and as to the remaining 75% of such shares thereunder in equal monthly installments over the following 36 months.
Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.
For purposes of the Plan, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, a Change in Control shall be deemed to have occurred if:
(i)    a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;
(ii)    the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;
(iii)    the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or
(iv)    a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.
Notwithstanding the foregoing, if Change of Control is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Change of Control shall have the meaning ascribed to it in such employment agreement.
For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act. In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, that a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.
(d)    Method of Exercise. Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock which is not the subject of any pledge or security interest), (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value equal to the exercise price of the Option, or (iii) by a combination of the foregoing, such Fair Market Value determined by applying the principles set forth in Section 5(a), provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares, and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.
(e)    Non‑transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee, (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (iii) pursuant to a domestic relations order. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.
(f)    Termination by Death. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or until the expiration of the stated term of such Option as provided under the Plan, whichever period is shorter.
(g)    Termination by Reason of Disability. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Disability (as defined below), then any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one (1) year after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or for the stated term of such Option, whichever period is shorter. “Disability” shall mean an Optionee’s total and permanent disability; provided, that if Disability is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Disability shall have the meaning ascribed to it in such employment agreement
(h)    Termination by Reason of Retirement. Unless otherwise determined by the Committee, if any Optionee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after ninety (90) days after the date of such termination of employment or service (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the expiration of the stated term of such Option, whichever date is earlier; provided, however, that, if the Optionee dies within such ninety (90) day period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year after the date of such death (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or for the stated term of such Option, whichever period is shorter.
For purposes of this paragraph (h), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.
(i)    Other Terminations. Unless otherwise determined by the Committee upon grant, if any Optionee’s employment with or service to the Company or any Subsidiary is terminated by such Optionee for any reason other than death, Disability, Normal or Early Retirement or Good Reason (as defined below), the Option shall thereupon terminate, except that the portion of any Option that was exercisable on the date of such termination of employment or service may be exercised for the lesser of ninety (90) days after the date of termination (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof) or the balance of such Option’s term, whichever period is shorter. The transfer of an Optionee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.
(i)    In the event that the Optionee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary for “cause” any unexercised portion of any Option shall immediately terminate in its entirety. For purposes hereof, unless otherwise defined in an employment agreement between the Company and the relevant Optionee, “Cause” shall exist upon a good-faith determination by the Board, following a hearing before the Board at which an Optionee was represented by counsel and given an opportunity to be heard, that such Optionee has been accused of fraud, dishonesty or act detrimental to the interests of the Company or any Subsidiary of Company or that such Optionee has been accused of or convicted of an act of willful and material embezzlement or fraud against the Company or of a felony under any state or federal statute; provided, however, that it is specifically understood that “Cause” shall not include any act of commission or omission in the good-faith exercise of such Optionee’s business judgment as a director, officer or employee of the Company, as the case may be, or upon the advice of counsel to the Company. Notwithstanding the foregoing, if Cause is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Cause shall have the meaning ascribed to it in such employment agreement.
(ii)    In the event that an Optionee is removed as a director, officer or employee by the Company at any time other than for “Cause” or resigns as a director, officer or employee for “Good Reason” the Option granted to such Optionee may be exercised by the Optionee, to the extent the Option was exercisable on the date such Optionee ceases to be a director, officer or employee. Such Option may be exercised at any time within one (1) year after the date the Optionee ceases to be a director, officer or employee (or, if later, such time as the Option may be exercised pursuant to Section 14(d) hereof), or the date on which the Option otherwise expires by its terms; which ever period is shorter, at which time the Option shall terminate; provided, however, if the Optionee dies before the Options terminate and are no longer exercisable, the terms and provisions of Section 5(f) shall control. For purposes of this Section 5(i), and unless otherwise defined in an employment agreement between the Company and the relevant Optionee, Good Reason shall exist upon the occurrence of the following:

(A)	the assignment to Optionee of any duties inconsistent with the position in the Company that Optionee held immediately prior to the assignment;

(B)
a Change of Control resulting in a significant adverse alteration in the status or conditions of Optionee’s participation with the Company or other nature of Optionee’s responsibilities from those in effect prior to such Change of Control, including any significant alteration in Optionee’s responsibilities immediately prior to such Change in Control; and

(C)	the failure by the Company to continue to provide Optionee with benefits substantially similar to those enjoyed by Optionee prior to such failure.
Notwithstanding the foregoing, if Good Reason is defined in an employment agreement between the Company and the relevant Optionee, then, with respect to such Optionee, Good Reason shall have the meaning ascribed to it in such employment agreement.
(j)    Limit on Value of Incentive Option. The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.
6.    Terms and Conditions of Restricted Stock.
Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:
(a)    Grantee rights. A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in Section 6(d) below.
(b)    Issuance of Certificates. The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.
(c)    Delivery of Certificates. Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.
(d)    Forfeitability, Non-transferability of Restricted Stock. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Unless otherwise provided by the Committee at or after grant, distributions in the form of dividends or otherwise of additional shares or property in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.
(e)    Change in Control. Upon the occurrence of a Change in Control as defined in Section 5(c), the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee, in its sole discretion.
(f)    Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event the Grantee ceases to be an employee or otherwise associated with the Company for any other reason, all shares of Restricted Stock theretofore awarded to him which are still subject to restrictions shall be forfeited and the Company shall have the right to complete the blank stock power. The Committee may provide (on or after grant) that restrictions or forfeiture conditions relating to shares of Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
7.    Term of Plan.
No Option or award of Restricted Stock shall be granted pursuant to the Plan on or after the date which is ten years from the effective date of stockholder approval of this amendment and restatement of the Plan, but Options and awards of Restricted Stock theretofore granted may extend beyond that date.
8.    Capital Change of the Company.
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained (to the extent possible) as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments shall also be made in the case of outstanding Restricted Stock granted under the Plan.
The adjustments described above will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an Incentive Option) and Section 409A of the Code.
9.    Purchase for Investment/Conditions.
Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options or Restricted Stock under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Committee may impose any additional or further restrictions on awards of Options or Restricted Stock as shall be determined by the Committee at the time of award.

10.    Taxes.
(a)    The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options or Restricted Stock granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.
(b)    If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under Section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code Section 83(b).
(c)    If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days hereof.
11.    Effective Date of Plan.
The Plan was originally effective on May 12, 2011. This amendment and restatement of the Plan was adopted by the Board on May 8, 2017, subject to stockholder approval at the annual meeting of stockholders on June 21, 2017.
12.    Amendment and Termination.
The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Participant under any Option or Restricted Stock theretofore granted without the Participant’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:
(a)    materially increase the number of shares that may be issued under the Plan, except as is provided in Section 8;
(b)    materially increase the benefits accruing to the Participants under the Plan;
(c)    materially modify the requirements as to eligibility for participation in the Plan;
(d)    decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof; or
(e)    extend the term of any Option beyond that provided for in Section 5(b).
(f)    except as otherwise provided in Sections 5(d) and 8 hereof, reduce the exercise price of outstanding Options or effect repricing through cancellations and re-grants of new Options.
Subject to the forgoing, the Committee may amend the terms of any Option theretofore granted, prospectively or retrospectively, but no such amendment shall impair the rights of any Optionee without the Optionee’s consent.
It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Committee shall exercise its discretion in granting awards hereunder (and the terms of such awards), accordingly. The Plan and any grant of an award hereunder may be amended from time to time (without, in the case of an award, the consent of the Participant) as may be necessary or appropriate to comply with the Section 409A Rules.
13.    Government Regulations.
The Plan, and the grant and exercise of Options or Restricted Stock hereunder, and the obligation of the Company to sell and deliver shares under such Options and Restricted Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

14.    General Provisions.
(a)    Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.
(b)    Employment Matters. Neither the adoption of the Plan nor any grant or award under the Plan shall confer upon any Participant who is an employee of the Company or any Subsidiary any right to continued employment or, in the case of a Participant who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.
(c)    Limitation of Liability. No member of the Committee, or any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
(d)    Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine. If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.
15.    Non-Uniform Determinations.
The Committee’s determinations under the Plan, including, without limitation, (i) the determination of the Participants to receive awards, (ii) the form, amount and timing of such awards, (iii) the terms and provisions of such awards and (ii) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, awards under the Plan, whether or not such Participants are similarly situated.
16.    Governing Law.
The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Nevada, without giving effect to principles of conflicts of laws, and applicable federal law.

IZEA, INC.
 ANNUAL MEETING OF STOCKHOLDERS - JUNE 21, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of IZEA, Inc., a Nevada corporation, hereby appoints Edward H. (Ted) and LeAnn C. Hitchcock, each with full power of substitution, as proxies, to vote all shares of common stock of IZEA that the stockholder would be entitled to vote on all matters that may properly come before IZEA’s Annual Meeting of the Stockholders to be held at 4:30 p.m., local time, on Wednesday, June 21, 2017 (the “Annual Meeting”) at IZEA’s offices located at 480 N. Orlando Avenue, Suite 200, Winter Park, Florida 32789, and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

Address change/comments:

 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

TO VOTE, MARK BLOCKS IN BLUE OR BLACK INK.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the election of the listed nominees and FOR Proposals 2, 3 and 5. The Board of Directors recommends you vote 1 YEAR on Proposal 4.

1.	Election of Directors
Nominees
	1	Edward H. (Ted) Murphy
	2	Ryan S. Schram
	3	Brian W. Brady
	4	John H. Caron
	5	Lindsay A. Gardner
	6	Jill M. Golder
	7	Daniel R. Rua

To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below.

2.	To approve an amendment and restatement of IZEA's 2011 Equity Incentive Plan.
	☐	For
	☐	Against
	☐	Abtstain

3.	To approve an advisory resolution regarding the compensation of IZEA's named executive officers.
	☐	For
	☐	Against
	☐	Abtstain

4.	To approve an advisory resolution on the frequency with which stockholders will make an advisory vote regarding the compensation of IZEA's named executive officers.
	☐	1 year
	☐	2 years
	☐	3 years
	☐	Abtstain

5.	To ratify the appointment of BDO USA, LLP as IZEA's independent registered public accounting firm for the fiscal year ending December 31, 2017.
	☐	For
	☐	Against
	☐	Abtstain

For address change/comments, mark here. ☐ (see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date